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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             NOVEMBER 20, 2003
Commission File Number:                                      000-10849
ALLEGIANT BANCORP, INC.
(Exact name of registrant as specified in its charter)
MISSOURI                                                     43-1262037
(State of other jurisdiction of                              (IRS Employer
incorporation or organization)                               Identification No.)
10401 CLAYTON ROAD, ST. LOUIS, MO                            63131
(Address of principal executive offices)                     (Zip Code)
(314) 692-8800
(Registrant's telephone number, including area code)




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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

      On November 20, 2003, Allegiant Bancorp, Inc., a Missouri corporation ("Allegiant"), announced that it has entered into an Agreement and Plan of Merger (the "Merger Agreement") with National City Corporation, a Delaware corporation ("National City"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Allegiant will be merged with and into National City, with National City being the surviving corporation of such merger. In connection with the merger, at the election of the holder, each outstanding share of Allegiant's common stock will be converted into (1) $27.25 in cash, (2) 0.833 shares of National City common stock, or
(3) a combination thereof.

     A copy of the press release announcing the execution of the Merger Agreement and related agreements was issued on November 20, 2003 and is attached hereto as Exhibit 99.1. A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

         See Exhibit Index.





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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ALLEGIANT BANCORP, INC.



Dated: November 20, 2003          By: /s/ Jeffrey S. Schatz
                                     --------------------------------
                                     Jeffrey S. Schatz, Executive Vice President
                                      and Chief Financial/Operations Officer



                                EXHIBIT INDEX

Exhibit No.       Exhibit
-----------       -------

2.1               Agreement and Plan of Merger, dated as of November 19,
                  2003, among Allegiant and National City (schedules omitted).

99.1              Press release issued on November 20, 2003.